Exhibit 99.1

Hi-Tech Pharmacal Announces Settlement Regarding Texas Pricing Investigation

AMITYVILLE, N.Y – December 26, 2013 – Hi-Tech Pharmacal Co., Inc. (NASDAQ: HITK) today announced that the Texas Attorney General has agreed to close its investigation of Hi-Tech’s pricing of products that were purchased with Texas Medicaid dollars. In settlement, Hi-Tech agreed to pay $25,000,000 to the State of Texas. This amount had previously been accrued in the Company’s financial statements. The settlement does not constitute an admission, finding or evidence of any liability or wrongdoing by Hi-Tech.

On December 19, 2013 Hi-Tech’s stockholders adopted the Agreement and Plan of Merger dated August 26, 2013 with Akorn, Inc. and Akorn Enterprises, Inc. and approved the transactions contemplated in the merger agreement. The merger is expected to close in the first calendar quarter of 2014.

Other Information

Hi-Tech is a specialty pharmaceutical company developing, manufacturing and marketing generic and branded prescription and OTC products. The Company specializes in difficult to manufacture liquid and semi-solid dosage forms and produces a range of sterile ophthalmic, otic and inhalation products. The Company’s Health Care Products division is a leading developer and marketer of OTC products for the diabetes marketplace.

This press release contains certain future projections and forward-looking statements (statements which are not historical facts) with respect to the anticipated future performance of Hi-Tech made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such future projections and forward-looking statements are not assurances, promises or guarantees and investors are cautioned that all future projections and forward-looking statements involve significant business, economic and competitive risks and uncertainties, many of which are beyond Hi-Tech’s ability to control or estimate precisely, including, but not limited to, (1) the impact of competitive products and pricing, (2) product demand and market acceptance, (3) new product development, (4) the regulatory environment, (5) reliance on key strategic alliances, (6) availability of raw materials, (7) fluctuations in operating results, (8) loss of customers or employees, (9) the possibility that legal proceedings may be instituted against Hi-Tech, (10) the occurrence of any event, change or other circumstances that could give rise to the termination of Hi-Tech’s merger agreement with Akorn or the failure to satisfy any of the closing conditions to the merger, (11) the failure of Akorn to obtain the necessary financing arrangements set forth in the commitment letter providing for its financing of the merger, (12) risks related to disruption of management’s attention from Hi-Tech’s ongoing business operations due to the transaction, (13) the effect of the announcement of the merger on the ability of Hi-Tech to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, and (14) other results and other risks detailed from time to time in Hi-Tech’s filings with the Securities and Exchange Commission. The actual results will vary from the projected results and such variations may be material. These statements are based on management’s current expectations and assumptions concerning the future performance of Hi-Tech and are naturally subject to uncertainty and changes in circumstances. No representations or warranties are made as to the accuracy or completeness of any of the information contained herein, including, but not limited to, any assumptions or projections contained herein or forward-looking statements based thereon. We caution you not to place undue reliance upon any such forward-looking statements which speak only as of the date made, except to the extent specifically dated as of an earlier date. Hi-Tech is under no obligation, and expressly disclaims any such obligation, to update, alter or correct any inaccuracies herein, whether as a result of new information, future events or otherwise.

Contact Information: Hi-Tech Pharmacal Co., Inc.

William Peters, CFO

(631) 789-8228